Exhibit 23.1

871 Coronado Center Drive
Suite 110
Henderson, Nevada 89052

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-251309, No. 333-252053 and No. 333-241688) on Form S-3 of Marathon Digital Holdings, Inc. and subsidiaries (collectively, the “Company”) of our report dated March 16, 2021, relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2020.

RBSM LLP

Henderson, NV

March 16, 2021

871 Coronado Center Drive
Suite 110
Henderson, Nevada 89052

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-239565 and No. 333-252950) on Form S-8 of Marathon Digital Holdings, Inc. and subsidiaries (collectively, the “Company”) of our report dated March 16, 2021, relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2020.

RBSM LLP

Henderson, NV

March 16, 2021